As filed with the Securities and Exchange Commission on September 16, 2024

Registration No. 333-166822

Registration No. 333-173095

Registration No. 333-180567

Registration No. 333-187600

Registration No. 333-194381

Registration No. 333-201606

Registration No. 333-209035

Registration No. 333-215451

Registration No. 333-222508

Registration No. 333-229280

Registration No. 333-232206

Registration No. 333-249811

Registration No. 333-260617

Registration No. 333-263784

Registration No. 333-271519

Registration No. 333-273951

Registration No. 333-276991

Registration No. 333-276996

Registration No. 333-277806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166822

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173095

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180567

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187600

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194381

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201606

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209035

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-215451

Post-Effective Amendment No. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222508

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229280

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232206

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-249811

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260617

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263784

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271519

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273951

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-276991

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-276996

Post-Effective Amendment No. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-277806

UNDER
THE SECURITIES ACT OF 1933

Alimera Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0028718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Town Square, Suite 400, Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Alimera Sciences, Inc. 2004 Incentive Stock Plan
Alimera Sciences, Inc. 2005 Incentive Stock Plan

Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan

Alimera Sciences, Inc. 2010 Equity Incentive Plan

Alimera Sciences, Inc. 2019 Omnibus Incentive Plan

Alimera Sciences, Inc. 2023 Equity Incentive Plan

Alimera Sciences, Inc. 2024 Equity Incentive Plan

(Full title of the plans)

Richard S. Eiswirth, Jr. President and Chief Executive Officer 6310 Town Square, Suite 400 Alpharetta, GA 30005
(Name and address of agent for service)

(678) 990-5740
(Telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert	Christopher S. Visick
DLA Piper LLP (US)	Vice President and General Counsel
51 John F. Kennedy Parkway, Suite 120	6310 Town Square, Suite 400
Short Hills, NJ 07078	Alpharetta, GA 30005
(973) 520-2550	(678) 990-5740

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Alimera Sciences, Inc., a Delaware corporation (the “Registrant”), terminate all offerings and deregister all shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), that remain unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-166822) pertaining to the registration of an aggregate of 4,837,143 Shares, issuable under the Alimera Sciences, Inc. 2004 Incentive Stock Plan, the Alimera Sciences, Inc. 2005 Incentive Stock Plan, the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 Employee Stock Purchase Plan”) and the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”), which was filed with the SEC on May 14, 2010.

•	Registration Statement on Form S-8 (No. 333-173095) pertaining to the registration of an aggregate of 1,258,484 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on March 25, 2011.

•	Registration Statement on Form S-8 (No. 333-180567) pertaining to the registration of an aggregate of 1,279,004 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on April 4, 2012.

•	Registration Statement on Form S-8 (No. 333-187600) pertaining to the registration of an aggregate of 1,277,635 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on March 28, 2013.

•	Registration Statement on Form S-8 (No. 333-194381) pertaining to the registration of an aggregate of 1,290,563 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on March 6, 2014.

•	Registration Statement on Form S-8 (No. 333-201606) pertaining to the registration of an aggregate of 1,807,729 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on January 20, 2015.

•	Registration Statement on Form S-8 (No. 333-209035) pertaining to the registration of an aggregate of 1,872,494 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on January 19, 2016.

•	Registration Statement on Form S-8 (No. 333-215451) pertaining to the registration of an aggregate of 2,082,760 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on January 6, 2017.

•	Registration Statement on Form S-8 (No. 333-222508), as amended, pertaining to the registration of an aggregate of 2,079,773 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was originally filed with the SEC on January 10, 2018.

•	Registration Statement on Form S-8 (No. 333-229280) pertaining to the registration of an aggregate of 2,091,649 Shares, issuable under the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, which was filed with the SEC on January 16, 2019.

•	Registration Statement on Form S-8 (No. 333-232206) pertaining to the registration of an aggregate of 7,500,000 Shares, issuable under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan”), which was filed with the SEC on June 19, 2019.

•	Registration Statement on Form S-8 (No. 333-249811) pertaining to the registration of an aggregate of 5,655 Shares, issuable under the 2010 Employee Stock Purchase Plan, which was filed with the SEC on November 2, 2020.

•	Registration Statement on Form S-8 (No. 333-260617) pertaining to the registration of an aggregate of 1,013,812 Shares, issuable under the 2019 Omnibus Incentive Plan and 2010 Employee Stock Purchase Plan, which was filed with the SEC on October 29, 2021.

•	Registration Statement on Form S-8 (No. 333-263784) pertaining to the registration of an aggregate of 22,878 Shares, issuable under the 2010 Employee Stock Purchase Plan, which was filed with the SEC on March 23, 2022.

•	Registration Statement on Form S-8 (No. 333-271519) pertaining to the registration of an aggregate of 20,766 Shares, issuable under the 2010 Employee Stock Purchase Plan, which was filed with the SEC on April 28, 2023.

•	Registration Statement on Form S-8 (No. 333-273951) pertaining to the registration of an aggregate of 3,981,243 Shares, issuable under the Alimera Sciences, Inc. 2023 Equity Incentive Plan, which was filed with the SEC on August 11, 2023.

•	Registration Statement on Form S-8 (No. 333-276991) pertaining to the registration of an aggregate of 200,000 Shares, issuable pursuant to inducement awards made to select officers of the Company in accordance with Nasdaq Listing Rule 5635(c)(4) outside of the Registrant’s existing equity incentive plans, which was filed with the SEC on February 9, 2024.

•	Registration Statement on Form S-8 (No. 333-276996) pertaining to the registration of an aggregate of 800,000 Shares, issuable under the Alimera Sciences, Inc. 2024 Equity Inducement Plan, which was filed with the SEC on February 9, 2024.

•	Registration Statement on Form S-8 (No. 333-277806) pertaining to the registration of an aggregate of 25,966 Shares, issuable under the 2010 Employee Stock Purchase Plan, which was filed with the SEC on March 8, 2024.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 21, 2024, among the Registrant, ANI Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and ANIP Merger Sub INC., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Subsidiary”), Merger Subsidiary was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned indirect subsidiary of Parent. The Merger became effective on September 16, 2024.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on September 16, 2024:

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.